As filed with the United States Securities and Exchange Commission on May 8, 2024.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEXAS PACIFIC LAND CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	75-0279735
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Pacific Avenue, Suite 2900
Dallas, TX 75201
214-969-5530

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Micheal W. Dobbs

SVP, General Counsel and Secretary

Texas Pacific Land Corporation

1700 Pacific Avenue, Suite 2900

Dallas, TX 75201

214-969-5530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
George J. Vlahakos

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, TX 77002

713-495-4522

Approximate date of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Texas Pacific Land Corporation

Common Stock

Preferred Stock

Warrants

We may offer from time to time:

•	shares of common stock;
•	shares of preferred stock in one or more series;
•	warrants to purchase preferred stock or common stock; or
•	any combination of common stock, preferred stock, or warrants.

We refer to the securities identified above as the “securities.” This prospectus provides you with a general description of the securities. The number, amount, prices, and specific terms of the securities, and the net proceeds to Texas Pacific Land Corporation, will be determined at or before the time of sale and will be set forth in an accompanying prospectus supplement. The net proceeds to us from the sale of securities will be the offering price or the purchase price of those securities less any applicable commission or discount, and less any other expenses we incur in connection with the issuance and distribution of those securities.

This prospectus may not be used for the sale of any securities unless it is accompanied by a prospectus supplement.  The accompanying prospectus supplement may modify or supersede any statement in this prospectus.  You should read this prospectus and any prospectus supplement carefully before you invest.

The shares of our common stock, par value $0.01 per share (“the Common Stock”), are listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “TPL”.

We may amend or supplement this prospectus from time to time. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 3, and under similar headings in other documents incorporated by reference into this prospectus or in the applicable prospectus supplement for a discussion of factors that you should consider before buying any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2024.

TABLE OF CONTENTS

About This Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process, pursuant to which we may, from time to time and in one or more offerings, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus and any applicable supplement, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

i

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should carefully read the entire prospectus and any applicable prospectus supplement and the documents incorporated by reference before investing in our securities, including the sections titled “Forward-Looking Statements” and “Risk Factors” provided elsewhere in this prospectus. Some of the statements in this prospectus constitute forward-looking statements. See the section titled “Forward-Looking Statements.” Unless the context otherwise requires, the terms “TPL,” “the Company,” “we,” “us” and “our” in this prospectus refer to Texas Pacific Land Corporation and our consolidated subsidiaries.

OUR BUSINESS

We are a Delaware corporation and one of the largest landowners in the State of Texas with approximately 868,000 surface acres of land in West Texas, principally concentrated in the Permian Basin. Additionally, we own a 1/128th nonparticipating perpetual oil and gas royalty interest (“NPRI”) under approximately 85,000 acres of land, a 1/16th NPRI under approximately 371,000 acres of land, and approximately 4,000 additional net royalty acres (normalized to 1/8th) (“NRA”), for a collective total of approximately 195,000 NRA all located in the western part of Texas.

The Company was originally organized as Texas Pacific Land Trust (the “Trust”) under a Declaration of Trust, dated February 1, 1888 (the “Declaration of Trust”), to receive and hold title to extensive tracts of land in the State of Texas, previously the property of the Texas and Pacific Railway Company. The Declaration of Trust provided for the appointment of trustees to manage the assets of the Trust with all of the powers of an absolute owner. On January 11, 2021, the Trust completed its reorganization from a business trust, Texas Pacific Land Trust, into Texas Pacific Land Corporation, a corporation formed and existing under the laws of the State of Delaware.

Our surface and royalty ownership provide revenue opportunities throughout the oil and gas development value chain. While we are not an oil and gas producer, we benefit from various revenue sources throughout the life cycle of a well. During the initial development phase where infrastructure for oil and gas development is constructed, we receive fixed fee payments for use of our land and revenue for sales of materials (caliche) used in the construction of the infrastructure. During the drilling and completion phase, we generate revenue for providing sourced and/or treated produced water in addition to fixed fee payments for use of our land. During the production phase, we receive revenue from our oil and gas royalty interests and also revenues related to saltwater disposal on our land. In addition, we generate revenue from pipeline, power line and utility easements, commercial leases and temporary permits principally related to a variety of land uses, including, but not limited to, midstream infrastructure projects and processing facilities as hydrocarbons are processed and transported to market.

TPL’s mission is to pursue a thoughtful, long-term approach towards optimizing and building upon the commercial and environmental virtues of our extensive lands and resources. TPL has a long history of responsible management of its legacy assets, and in recent years, the Company has expanded its business strategy to generate incremental revenue streams that take advantage of the Company’s vast surface and royalty footprint, such as its investments in the Water Services and Operations business segment. Beyond TPL’s current businesses, the Company continues to explore new opportunities related to renewable energy, environmental sustainability, and technology, among others, that can leverage the already existing legacy surface and royalty assets. The Company’s business model emphasizes high cash flow margins and relatively low ongoing capital expenditure requirements, and new opportunities would generally be expected to align with these priorities. The Company remains focused on optimizing long-term value creation and profitability, fostering responsible stewardship of our assets, providing quality customer service, and engaging with and advocating for employee and stakeholder interests.

We operate our business in two reportable segments: Land and Resource Management and Water Services and Operations. Our segments provide management with a comprehensive financial view of our key businesses. The segments enable the alignment of strategies and objectives of the Company and provide a framework for timely and rational allocation of resources within businesses.

OUR PRINCIPAL EXECUTIVE OFFICES

Our executive office is located at 1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201, and our phone number is (214) 969-5530. Our principal website address is www.texaspacific.com The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk and uncertainty. In addition to the other information included in this prospectus or in any applicable prospectus supplement, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus. The risks described are not the only ones facing our company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the risks described occur, our business, financial condition, results of operations and prospects could be materially adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part or your investment. In assessing these risks, you should also refer to the other information included or incorporated by reference in this prospectus or any applicable prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “plan,” “intend” or “anticipate” or the negative thereof or comparable terminology. Forward-looking statements represent as of the date of this prospectus our judgment relating to, among other things, future results of operations, growth plans, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are expressed in forward-looking statements as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:

•	fluctuations in the market prices of oil and gas and the impact on our royalties;

•	the impact of the actions of others on our oil and gas royalties;

•	substantial fluctuation in our revenues from the sale of land;

•	the dependence of Texas Pacific Water Resources LLC (“TPWR”) on customer expenditure levels;

•	the rapidly evolving nature of the market for TPWR;

•	the impact of government regulation;

•	disruptions caused by natural or human causes;

•	the impact of industry trends such as decarbonization;

•	cyber incidents or attacks;

•	our dependence on key members of our management team;

•	global health threats;

•	disruptions in direct and indirect supply chains;

•	the loss of conditions and covenants contained in certain agreements that may not continue for the benefit of TPL;

•	adverse tax consequences associated with our transition from a trust into a corporation;

•	significant fluctuations in our stock price and the lack of an active trading market for our Common Stock;

•	substantial changes in our stockholder base;

•	certain actions of activist stockholders;

•	the declaration of cash dividends;

•	the ability of the board of directors to resist takeover attempts by third parties or limit the power of stockholders;

•	the discouragement of lawsuits against TPL and its directors and officers due to the exclusive forum provision in our Amended Certificate of Incorporation (as defined herein); and

•	the other risks and uncertainties that are described under “Risk Factors” and elsewhere in this prospectus and from time to time in our filings with the SEC.

Except as otherwise required to be disclosed in periodic and current reports required to be filed by public companies with the SEC pursuant to the SEC’s rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this prospectus will in fact transpire.

SELECTED FINANCIAL DATA

On March 26, 2024, the Company effected a three-for-one split of the Common Stock (the “Stock Split”), pursuant to which each holder of Common Stock of record at the close of business on March 18, 2024 received two additional shares of Common Stock for each share of Common Stock held on that date. Trading of the Common Stock began on a stock-split adjusted basis on March 27, 2024.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 21, 2024, as adjusted to reflect the Stock Split for all periods presented. See “Prospectus Summary – Our Business – Recent Developments – Stock Split.” Our historical results are not indicative of the results that may be expected in the future.

AS REPORTED (in thousands, except share and per share amounts)

	Years Ended
	December 31,
	2023	2022	2021
Net income	$405,645	$446,362	$269,980
Net income per share of Common Stock – basic	$52.81	$57.80	$34.83
Net income per share of Common Stock – diluted	$52.77	$57.77	$34.83
Weighted average number of shares of Common Stock outstanding - basic	7,681,435	7,721,957	7,752,027
Weighted average number of shares of Common Stock outstanding - diluted	7,686,615	7,726,809	7,752,054
Common Stock outstanding at end of period	7,669,227	7,695,679

AS ADJUSTED FOR THREE-FOR-ONE STOCK SPLIT (in thousands, except share and per share amounts)

	Years Ended
	December 31,
	2023	2022	2021
Net income	$405,645	$446,362	$269,980
Net income per share of Common Stock – basic	$17.60	$19.27	$11.61
Net income per share of Common Stock – diluted	$17.59	$19.26	$11.61
Weighted average number of shares of Common Stock outstanding – basic	23,044,305	23,165,871	23,256,080
Weighted average number of shares of Common Stock outstanding - diluted	23,059,845	23,180,428	23,256,162
Common Stock outstanding at end of period	23,007,681	23,087,037

USE OF PROCEEDS

Except as otherwise set forth in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our securities for working capital, acquisitions and other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is not intended to be complete and is subject, and qualified in its entirety by reference, to the Second Amended and Restated Certificate of Incorporation (as amended, the Amended Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”).

General

We are authorized to issue 47,536,936 shares of capital stock, $0.01 par value per share, of which 46,536,936 are designated as Common Stock and 1,000,000 are designated as preferred stock.

Common Stock

As of April 30, 2024, there were 22,989,755 shares of our Common Stock issued and outstanding, all of which were fully paid and nonassessable.

Voting Rights

Except as provided by law or in a preferred stock designation, holders of Common Stock are entitled to one vote for each share held upon all matters which holders of Common Stock are entitled to vote, and the holders of shares of Common Stock have the exclusive right to vote for the election of directors and on all other matters upon which the stockholders are entitled to vote. Holders of Common Stock do not have cumulative voting rights. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of TPL entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) (or any successor provision thereto), and no vote of the holders of either preferred stock or Common Stock voting separately as a class shall be required therefor.

Dividend Rights

Subject to the rights and preferences, if any, applicable to shares of preferred stock or any series thereof, the holders of shares of Common Stock are entitled to receive, ratably in proportion to the number of shares of Common Stock held by them, such dividends and distributions (payable in cash, stock or property), if, when and as may be declared thereon by the TPL board of directors (the “Board”), at any time and from time to time, out of any funds or assets of TPL that are legally available therefor at such time and in such amounts as the Board in its discretion will determine.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of TPL, holders of Common Stock will be entitled to share ratably in all assets of TPL remaining, after TPL pays all of its debts and other liabilities and any amounts TPL may owe to the holders of preferred stock, if any.

Other Matters

Holders of Common Stock do not have preemptive or preferential rights. There are no redemption or sinking fund provisions applicable to Common Stock.

Preferred Stock

Our Amended Certificate of Incorporation authorizes the Board, subject to any limitations prescribed by law and the rights of any series of preferred stock then outstanding, if any, without further stockholder approval, to authorize the issuance of preferred stock from time to time in one or more series, par value $0.01 per share, covering up to an aggregate of 1,000,000 shares of preferred stock. The Board is authorized under the Amended Certificate of Incorporation to fix the designations, powers, preferences, privileges, and relative, participating, optional, or special rights, and qualifications, limitations and restrictions relating to each such series of preferred stock, including, but not limited to, voting rights, the number of shares to constitute the series, restrictions on issuance, redemption rights, dividend rights, liquidation preferences and conversion rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at any meeting of stockholders.

Anti-Takeover Effects of Delaware Law and Provisions of Our Amended Certificate of Incorporation and Our Bylaws

Some provisions of Delaware law, our Amended Certificate of Incorporation and our Bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer; a proxy contest; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares. Therefore, these provisions could adversely affect the trading price of the Common Stock.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to negotiate with us first. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in improved terms.

Delaware Law

TPL is subject to the provisions of Section 203 of the DGCL (“Section 203”) regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the Board before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of TPL outstanding at the time the transaction commenced; or

•	on or after such time the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, an interested stockholder is defined to include: (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three years immediately prior to the date of determination; and (b) the affiliates and associates of any such person.

The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with the Board, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in any such person becoming an interested stockholder.

Our Amended Certificate of Incorporation and Our Bylaws

Our Amended Certificate of Incorporation and our Bylaws:

•	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received by our corporate secretary at our principal executive offices not earlier than the close of business on the 120th day before the one-year anniversary of the immediately preceding year’s annual meeting and not later than the close of business on the 90th day before such anniversary. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide the Board the ability to authorize undesignated preferred stock. This ability makes it possible for the Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that, subject to the rights of holders of any series of preferred stock, the authorized number of directors shall be fixed from time to time, within a range of seven to eleven directors, by a resolution of the majority of the authorized directors;

•	provide that members of the Board will generally be elected by a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that in the case of a contested election, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors;

•	provide that any newly created directorship that results from an increase in the number of directors or any vacancy that arises on the Board shall be filled by a majority of the directors then in office;

•	provide that our Bylaws can be amended or repealed by a majority of the Board;

•	provide that, subject to the rights of holders of any series of preferred stock, any action required or permitted to be taken by our stockholders must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders, except as otherwise authorized by the Board;

•	provide that special meetings of our stockholders may be called only pursuant to a resolution adopted by the Board;

•	provide that the Board’s division of directors into classes will terminate effective at the 2025 annual meeting of stockholders, with each director elected after the 2022 annual meeting of stockholders serving a one-year term, other than directors that may be elected by holders of our preferred stock, if any;

•	provide that the affirmative vote of a majority of the voting power of the outstanding shares of stock of TPL shall be required to remove any or all of the directors from office, subject to any greater vote provided for directors elected by holders of our preferred stock, if any, and such removal may be with or without cause; provided that, any director serving in a class of directors serving a three-year term may only be removed with cause; and

•	prohibit cumulative voting on all matters.

Forum Selection

Our Amended Certificate of Incorporation provides that unless TPL consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the U.S. District Court for the District of Delaware) or the U.S. District Court for the Northern District of Texas in Dallas, Texas (or if such court does not have jurisdiction, any district court in Dallas County in the State of Texas) will, to the fullest extent permitted by applicable law, be the sole and exclusive forums for: (a) any derivative action or proceeding brought on our behalf; (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, agents or stockholders; (c) any action or proceeding asserting a claim against us or any of our directors, officers, employees or agents arising pursuant to, or seeking to enforce any right, obligation or remedy under any provision of the DGCL, the laws of the State of Texas, the Amended Certificate of Incorporation or the Bylaws; or (d) any action or proceeding asserting a claim against us or any of our directors, officers, employees or agents governed by the internal affairs doctrine, in each such case, subject to the applicable court having personal jurisdiction over the indispensable parties named as defendants. Our Amended Certificate of Incorporation also provide that unless TPL consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

Our Amended Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, our forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of law for the specified types of actions and proceedings, these provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees and agents, which may discourage such lawsuits. If a court were to find that any of these provisions are inapplicable or unenforceable in an action, we could incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition and results of operations.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

Listing

Our Common Stock is listed on the NYSE under the symbol “TPL”.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock, Common Stock or any combination thereof.  Warrants may be issued independently or together with any other securities offered in an applicable prospectus supplement and may be attached to or separate from such securities.  Warrants may be issued under warrant agreements (each, a “warrant agreement”) to be entered into between us and a warrant agent specified in the applicable prospectus supplement.  The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  The following sets forth certain general terms and provisions of warrants that may be offered.  Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Terms

The prospectus supplement relating to a particular issue of warrants for the purchase of Common Stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the Common Stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Common Stock or preferred stock that may be purchased upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants; and

•	any other information about the warrants that we believe is important.

Exercise of Warrants

Each warrant will entitle the holder of the warrants to purchase for cash the number of shares of Common Stock or shares of preferred stock at the exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby.  After the close of business on the expiration date the unexercised warrants will become void.  Until a warrant holder exercises such warrant holder’s warrants to purchase shares of Common Stock or shares of preferred stock, the holder will not have any rights as a holder of Common Stock or preferred stock, as the case may be, by virtue of the holder’s ownership of warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in one or more transactions from time to time:

•	to or through underwriters;

•	through brokers, dealers or agents;

•	directly to purchasers;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through a combination of these methods; or

•	through any other method described in the applicable prospectus supplement.

We may sell the securities at a fixed price or prices that may change, at prevailing market prices, at prices relating to prevailing market prices or at negotiated prices. Each time we sell securities in a particular offering, we will provide a prospectus supplement or, if required, amend this prospectus, to disclose the following information with respect to that offering:

•	the material terms of the distribution, including the number of securities and the consideration paid;

•	the identity of any underwriters, dealers, agents or purchasers that will purchase the securities;

•	the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the nature of any transactions by underwriters, dealers or agents during the offering that are intended to stabilize or maintain the market price of our securities; and

•	the terms of any indemnification provisions.

Underwriters, dealers, agents or other purchasers may sell the securities at a fixed price or prices that may change, at prices set at or relative to prevailing market prices or at negotiated prices.

We may directly solicit offers to purchase securities and we may make sales of securities directly to institutional investors or others in jurisdictions where we are authorized to do so.

We may offer our Common Stock into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Underwriters

We may sell all or a portion of the securities offered by this prospectus in one or more transactions to or through underwriters, who may sell the securities to or through dealers. In connection with the sale of our securities, underwriters, dealers or agents may receive compensation from us, or from the purchasers of the securities for whom they may act as agents, in the form of underwriting discounts, concessions or commissions and may also receive commissions from the purchasers for whom they may act as agents. Underwriters, dealers, agents or purchasers that participate in the distribution of the securities, and any broker-dealers or the persons acting on behalf of parties that participate in the distribution of the securities, are underwriters under the Securities Act. Any discounts or commissions they receive and any profit on the resale of the securities they receive constitute underwriting discounts and commissions under the Securities Act. Any person deemed to be an underwriter under the Securities Act may be subject to statutory liabilities, including those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Only underwriters named in the amended or supplemented prospectus, if any, will be underwriters of the securities offered through that amended prospectus. Any underwriters used in an offering may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

Agents; Direct Sales

We may designate agents to distribute the securities offered by this prospectus. Unless the applicable prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of appointment. We may authorize dealers or other persons acting as our respective agents to solicit offers by institutional investors to purchase the securities from us under contracts that provide for payment and delivery on a future date. We may enter into agreements directly with purchasers that provide for the sale of securities over a period of time by means of draw-downs at our election, which the purchaser would be obligated to accept under specified conditions. Under a draw-down agreement, we may sell securities at a per share purchase price discounted from the market price of our securities. We may also enter into agreements for sales of securities based on combinations of or variations from these methods. We will describe in the applicable prospectus supplement the terms and conditions of any such agreements and any related commissions we will pay. Agents and underwriters may also engage in transactions with us, or perform services for us in the ordinary course of business.

Stabilization Activities

In connection with a firm commitment underwritten offering of our securities, underwriters and purchasers that are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. For example, they may:

•	over-allot in connection with the offering, creating a syndicate short position for their own account;

•	bid for and purchase our securities in the open market to cover short positions or to stabilize the price of the securities; or

•	reclaim selling concessions allowed for distributing the securities in the offering if the underwriters repurchase previously distributed securities in transactions to cover short positions, stabilization transactions or otherwise.

Any of these activities may stabilize or maintain the market price above independent market levels. These activities may be conducted only in conjunction with a firm commitment underwritten offering. Underwriters are not required to engage in these activities and may terminate any such activity at any time. In engaging in any such activities, underwriters will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations under those acts. Regulation M under the Securities Act, for example, may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities, and the anti-manipulation rules under the Exchange Act may also apply to market sales of the securities. These provisions may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Indemnification

We may agree to indemnify underwriters, dealers, agents or other purchasers against civil liabilities they may incur in connection with the offer and sale of the securities offered by this prospectus, including liabilities under the Securities Act. We may also agree to contribute to payments that these persons may be required to make with respect to these liabilities.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Sidley Austin LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of TPL as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 incorporated by reference in this Prospectus and the effectiveness of TPL’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the SEC under the Exchange Act. Our filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus. This prospectus is part of such registration statement. References to the “registration statement” or the “registration statement of which this prospectus is a part” means the original registration statement and all amendments, including all schedules and exhibits. This prospectus does not, and any prospectus supplement will not, contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the SEC. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement. The registration statement is available to the public over the Internet at the SEC’s web site described above and can be read and copied at the location described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information in other documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and prospectus supplement. Information disclosed in documents that we file later with the SEC will automatically add to, update and change information previously disclosed. If there is additional information in a later filed document or a conflict or inconsistency between information in this prospectus or a prospectus supplement and information incorporated by reference from a later filed document, you should rely on the information in the later dated document.

We incorporate by reference the documents listed below (and documents incorporated by reference therein) that we have previously filed, excluding any portions of any that are not deemed “furnished” and not “filed”:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 8, 2024;

•	Our Current Report on Form 8-K/A filed with the SEC on February 28, 2024;

•	Our Current Report on Form 8-K filed with the SEC on March 7, 2024 (filed portion only); and

•	The description of our Common Stock contained in our Registration Statement on Form 10-12B (File No. 001-39804), filed with the SEC under Section 12 of the Exchange Act on December 14, 2020 and amended on December 28, 2020, as supplemented by any subsequent amendments and reports filed for the purpose of updating such descriptions, including the description of our securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. To request such materials, please contact Investor Relations at Texas Pacific Land Corporation, 1700 Pacific Avenue, Suite 2900, Dallas, Texas, 75201, Attn: Investor Relations, or at phone number (214) 969-5530. These documents are also available free of charge on the SEC’s website at www.sec.gov and through the Investors section on our website at http://www.texaspacific.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Texas Pacific Land Corporation

Common Stock

Preferred Stock

Warrants

PROSPECTUS

May 8, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fee.

SEC Registration Fee	$	*
Printing Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Transfer Agent and Registrar Fees	$	**
Miscellaneous Fees and Expenses	$	**
Total	$	**

* Under Rules 456(b) and 457(r) of the Securities Act, applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

** Because an indeterminate amount of securities is covered by this registration statement, the fees and expenses in connection with the issuance and distribution of the securities cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Limitation of Liability and Indemnification Matters

Our Amended Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it existed when the Amended Certificate of Incorporation became effective on January 7, 2021. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, except: (a) for any breach of their duty of loyalty to us or our stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for unlawful payment of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; or (d) for any transaction from which the director derived an improper personal benefit. Any amendment, repeal or modification of these provisions in the Amended Certificate of Incorporation will be prospective only and will not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Bylaws also provide that we will indemnify and hold harmless to the fullest extent permitted by law any person who becomes involved in any legal proceeding by reason of the fact that they are or were a director, trustee or officer of the Company or any predecessor in interest to the assets of the Company a (“predecessor”). Our Bylaws also provide that the Company will indemnify and advance expenses to any such covered person on the condition that such person will repay all amounts advanced if it is ultimately determined by a court that such person is not entitled to be indemnified.

Our Bylaws permit us to purchase and maintain insurance, at our expense, to protect ourselves and any person who is or was serving as a director, trustee, officer, employee or agent of the Company or any predecessor, regardless of whether we could have the power to indemnify such person against such expense, liability or loss under the DGCL, the Bylaws or otherwise.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors. The indemnification agreements provide that the Company will indemnify, defend and hold harmless the indemnitees, to the fullest extent permitted by applicable law, against losses and expenses arising from the indemnitees becoming a party to any action or other legal proceeding related to their affiliation with the Company or any individual, entity or trust that was a predecessor in interest to the assets of the Company. Under the indemnification agreements, the Company has additionally undertaken to advance to the indemnitees, to the fullest extent permitted by applicable law, funds to pay for expenses related to such matters, including attorneys’ fees.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1**	Certificate of Designations.
4.1	Second Amended and Restated Certificate of Incorporation, dated May 18, 2023 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 19, 2023 (File No. 001-39804)).
4.1.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on March 7, 2024 File No. 001-39804)).
4.2	Amended and Restated Bylaws of Texas Pacific Land Corporation (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on January 11, 2021 (File No. 001-39804)).
4.4**	Form of Warrant.
5.1*	Opinion of Sidley Austin LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Sidley Austin LLP (Included in Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page hereto).
107*	Calculation of Filing Fee.

* Filed herewith.

** To be filed, if applicable, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K, and incorporated herein by reference.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 6, 2024.

TEXAS PACIFIC LAND CORPORATION

By:	/s/ Tyler Glover
	Name:	Tyler Glover
	Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Tyler Glover and Micheal Dobbs, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to the registration statement (which includes any additional registration statement under Rule 462(b)) together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to the registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in the registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Tyler Glover	President, Chief Executive Officer and Director	May 6, 2024
Tyler Glover	(Principal Executive Officer)

/s/ Chris Steddum	Chief Financial Officer	May 6, 2024
Chris Steddum	(Principal Financial Officer)

/s/ Stephanie Buffington	Chief Accounting Officer	May 6, 2024
Stephanie Buffington	(Principal Accounting Officer)

/s/ Rhys J. Best	Chair of Board and Director	May 6, 2024
Rhys J. Best

/s/ Donald G. Cook	Director	May 6, 2024
Donald G. Cook

/s/ Barbara J. Duganier	Director	May 6, 2024
Barbara J. Duganier

/s/ Donna E. Epps	Director	May 6, 2024
Donna E. Epps

/s/ Karl F. Kurz	Director	May 6, 2024
Karl F. Kurz

/s/ Eric L. Oliver	Director	May 6, 2024
Eric L. Oliver

/s/ Robert Roosa	Director	May 6, 2024
Robert Roosa

/s/ Murray Stahl	Director	May 6, 2024
Murray Stahl

/s/ Marguerite Woung-Chapman	Director	May 6, 2024
Marguerite Woung-Chapman